UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 31, 2015

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26272	59-2705336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas 75205
(Address of Principal Executive Offices, including Zip Code)

(972) 241-4080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Further to the stock repurchase program announced by Natural Health Trends Corp. (the “Company”) on July 28, 2015, on July 31, 2015 the Company entered into a Stock Repurchase Agreement with George K. Broady (“Broady”), the Company’s largest stockholder and a member of its board of directors (the “Stock Repurchase Agreement”). The Stock Repurchase Agreement, which the Company and Broady entered into in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, provides for the Company’s purchase from Broady of 0.4085 of the number of shares of common stock purchased by the Company’s broker in the open market under the Company’s previously announced stock repurchase program.

As a part of such stock repurchase program, the Company has entered into a Rule 10b5-1 Issuer Repurchase Plan with its broker (the “Purchase Plan”) under which the Company’s broker is authorized to purchase shares of the Company’s common stock in the open market for a total purchase price of $3,550,000 in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. The Stock Repurchase Agreement with Broady requires that the Company report to Broady on a weekly basis information regarding the broker’s open market purchases, and that the Company purchase from Broady 0.4085 of the number of shares purchased by the Company’s broker in the open market, which shares shall be purchased on a weekly basis from Broady at a per share purchase price equal to the weighted average price per share paid by the Company’s broker to purchase shares in the open market.

The Company expects to expend approximately $5.0 million in the aggregate under the Stock Repurchase Agreement with Broady and the Purchase Plan.  Although the Company has reserved the right to discontinue at any time the stock repurchase program it announced on July 28, 2105, it expects that upon completion of the purchase of shares under the stock repurchase program it will have expended approximately $15.0 million, plus transactions costs.

This report contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Such forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law. It is cautioned that such forward-looking statements are based on assumptions that may not be realized and involve uncertainties that could cause actual results to differ materially from such forward-looking statements.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Repurchase Agreement dated July 31, 2015 by and between Natural Health Trends Corp. and George K. Broady.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2015

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Repurchase Agreement dated July 31, 2015 by and between Natural Health Trends Corp. and George K. Broady.